UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2004
(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

000-32561
(Commission File Number)

34-1585111
(I.R.S. Employer Identification Number)

15985 East High Street
Middlefield, Ohio 44062
(Address of principal executive offices, including zip code)

(440) 632-1666
(Registrant’s telephone number, including area code)

(not applicable)
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Middlefield Banc Corp. announced that its board authorized the repurchase of up to 4.99% of Middlefield Banc Corp.’s outstanding common stock. Middlefield Banc Corp. currently has approximately 1,227,744 shares outstanding. For additional information, reference is made to Middlefield Banc Corp.’s press release dated May 12, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The information contained or incorporated by reference in this current report on Form 8-K may contain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this current report on Form 8-K are based on information available at the time of the report. Middlefield Banc Corp. assumes no obligation to update any forward-looking statement.

EXHIBITS

     99.1 May 12, 2004 press release of Middlefield Banc Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 14, 2004	/s/ James R. Heslop, II,

Executive Vice President and COO